EXHIBIT 4.38

SECOND SUPPLEMENTAL INDENTURE
7.00% SENIOR GUARANTEED NOTES DUE 2027

This Supplemental Indenture, dated as of December 9, 2020 (this “Supplemental Indenture” or “Guarantee”), among Cleveland-Cliffs Steel Holdings Inc., ArcelorMittal Burns Harbor LLC, ArcelorMittal Cleveland LLC, ArcelorMittal Cleveland Works Railway Inc., ArcelorMittal Columbus LLC, ArcelorMittal Kote Inc., ArcelorMittal Minorca Mine Inc., ArcelorMittal Monessen LLC, ArcelorMittal Plate LLC, ArcelorMittal Riverdale LLC, ArcelorMittal South Chicago & Indiana Harbor Railway Inc., ArcelorMittal Steelton LLC, ArcelorMittal Tek Inc., ArcelorMittal USA LLC, ArcelorMittal Weirton LLC, Mid-Vol Coal Sales, Inc., Mittal Steel USA — Railways Inc. (the “Additional Guarantors”), Cleveland-Cliffs Inc. (together with its successors and assigns, the “Company”) and U.S. Bank National Association, as Trustee under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of March 16, 2020 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $335,376,000 of 7.00% Senior Guaranteed Notes due 2027 of the Company (the “Notes”);

WHEREAS, Section 3.08 of the Indenture provides that, after the Issue Date, the Company is required to cause certain direct or indirect Subsidiaries of the Company to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on an unsecured basis; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE 1
Definitions

Section 1.01 Defined Terms.

As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2
Agreement to be Bound; Guarantee

Section 2.01 Agreement to be Bound. The Additional Guarantors hereby become parties to the Indenture as Guarantors and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Additional Guarantors agree to be bound by all of the provisions of the Indenture applicable to an Additional Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.02 Guarantee. The Additional Guarantors agree, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Obligations pursuant to Article 10 of the Indenture on an unsecured basis.

ARTICLE 3
Miscellaneous

Section 3.01 Notices. All notices and other communications to the Additional Guarantors shall be given as provided in the Indenture to the Additional Guarantors, at their respective addresses set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

Cleveland-Cliffs Steel Holdings Inc.
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President,
         Chief Legal Officer & Secretary
ArcelorMittal Burns Harbor LLC
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President,
         Chief Legal Officer & Secretary
ArcelorMittal Cleveland LLC
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President,
         Chief Legal Officer & Secretary
ArcelorMittal Cleveland Works Railway Inc.
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President,
         Chief Legal Officer & Secretary
ArcelorMittal Columbus LLC
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President,
         Chief Legal Officer & Secretary
ArcelorMittal Kote Inc.
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114

    Attention: James Graham, Executive Vice President,
         Chief Legal Officer & Secretary
ArcelorMittal Minorca Mine Inc.
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President,
         Chief Legal Officer & Secretary
ArcelorMittal Monessen LLC
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President,
         Chief Legal Officer & Secretary
ArcelorMittal Plate LLC
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President,
         Chief Legal Officer & Secretary
ArcelorMittal Riverdale LLC
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President,
         Chief Legal Officer & Secretary
ArcelorMittal South Chicago & Indiana Harbor Railway Inc.
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President,
         Chief Legal Officer & Secretary
ArcelorMittal Steelton LLC
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President,
         Chief Legal Officer & Secretary
ArcelorMittal Tek Inc.
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President,
         Chief Legal Officer & Secretary

ArcelorMittal USA LLC
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President,
         Chief Legal Officer & Secretary
ArcelorMittal Weirton LLC
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President,
         Chief Legal Officer & Secretary
Mid-Vol Coal Sales, Inc.
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President,
         Chief Legal Officer & Secretary
Mittal Steel USA — Railways Inc.
c/o Cleveland-Cliffs Inc.
    200 Public Square, Suite 3300
    Cleveland, Ohio 44114
    Attention: James Graham, Executive Vice President,
         Chief Legal Officer & Secretary

Section 3.02 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.03 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.04 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.05 Ratification of Indenture; Supplemental Indentures Part of Indenture.
Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee shall not be responsible for and makes no representation or warranty as to the validity, execution, or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

Section 3.06 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

Section 3.07 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 3.08 Execution, Delivery and Validity. The Company and Additional Guarantors each represent and warrant to the Trustee that this Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, receivership, administration, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

CLEVELAND-CLIFFS STEEL HOLDINGS INC., as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: Secretary

ARCELORMITTAL BURNS HARBOR LLC, as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: General Counsel & Secretary

ARCELORMITTAL CLEVELAND LLC, as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: General Counsel & Secretary

ARCELORMITTAL CLEVELAND WORKS RAILWAY INC., as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: General Counsel & Secretary

ARCELORMITTAL COLUMBUS LLC., as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: General Counsel & Secretary

ARCELORMITTAL KOTE INC., as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: General Counsel & Secretary

    Second Supplemental Indenture – 7.00% Senior Guaranteed Notes due 2027

ARCELORMITTAL MINORCA MINE INC., as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: General Counsel & Secretary

ARCELORMITTAL MONESSEN LLC., as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: General Counsel & Secretary

ARCELORMITTAL PLATE LLC., as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: General Counsel & Secretary

ARCELORMITTAL RIVERDALE LLC, as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: General Counsel & Secretary

ARCELORMITTAL SOUTH CHICAGO & INDIANA HARBOR RAILWAY INC, as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: General Counsel & Secretary

ARCELORMITTAL STEELTON LLC, as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: General Counsel & Secretary
    Second Supplemental Indenture – 7.00% Senior Guaranteed Notes due 2027

ARCELORMITTAL TEK INC, as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: General Counsel & Secretary

ARCELORMITTAL USA LLC, as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: Executive Vice President, Chief Legal Officer & Secretary

ARCELORMITTAL WEIRTON LLC, as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: General Counsel & Secretary

MID-VOL COAL SALES, INC., as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: Secretary

MITTAL STEEL USA -— RAILWAYS INC., as a Guarantor

By:	/s/ James D. Graham
Name: James D. Graham
Title: General Counsel & Secretary

CLEVELAND-CLIFFS INC.

By:	/s/ Keith A. Koci
Name: Keith A. Koci
Title: Executive Vice President, Chief Financial Officer

    Second Supplemental Indenture – 7.00% Senior Guaranteed Notes due 2027

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Elizabeth A. Thuning
Name: Elizabeth A. Thuning
Title: Vice President
    Second Supplemental Indenture – 7.00% Senior Guaranteed Notes due 2027